UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2017 (July 17, 2017)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55577	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Director Resignations

On and effective as of July 17, 2017, each of Messrs. L. Spencer Wells, Skip Victor and David L. Resnick resigned from the board of directors of Affinion Group Holdings, Inc. (“Affinion Holdings”), and from any of the committees each of them was then serving on. Messrs. Wells, Victor and Resnick did not resign as the result of any disagreement with Affinion Holdings.

On and effective as of July 20, 2017, Mr. Mark R. Vondrasek resigned from the audit committee of the board of directors of Affinion Holdings, and Mr. Rick P. Frier resigned from the compensation committee of the board of directors of Affinion Holdings. Mr. Vondrasek continues to serve as a member of the board of directors of Affinion Holdings and a member of the compensation committee of the board of directors of Affinion Holdings, and Mr. Frier continues to serve as a member of the board of directors of Affinion Holdings and the chairperson of the audit committee of the board of directors of Affinion Holdings.

(d)

Director Appointments

On and effective as of July 20, 2017, the board of directors of Affinion Holdings appointed Messrs. Christophe Browne, Gilbert S. Palter, Austin Camporin and Michael Iaccarino to serve as members of the board of directors of Affinion Holdings to fill the vacancies resulting from the resignations of Messrs. Wells, Victor and Resnick and the additional directorship resulting from the increase in the authorized number of directors due to Amendment No. 2, dated as of March 31, 2017, to the Shareholders Agreement (as amended, the “Shareholders Agreement”), dated as of November 9, 2015, among Affinion Holdings and the investors party thereto. Messrs. Browne and Camporin will serve as Class III directors until the 2019 annual meeting of stockholders and Messrs. Palter and Iaccarino will serve as Class II directors until the 2018 annual meeting of stockholders. Mr. Palter was appointed to serve as the chairperson of the board of directors of Affinion Holdings to fill the position previously held by Mr. Wells. In addition, Messrs. Browne and Iaccarino were appointed to serve as members of the audit committee of the board of directors of Affinion Holdings and Messrs. Palter and Camporin were appointed to serve as members of the compensation committee of the board of directors of Affinion Holdings, in each case to fill a vacancy resulting from the resignations. Mr. Palter was appointed to serve as the chairperson of the compensation committee of the board of directors of Affinion Holdings to fill the position previously held by Mr. Victor.

Messrs. Browne and Palter are the nominees of Metro SPV LLC, a subsidiary of investment vehicles affiliated with ICG Strategic Secondaries Advisors LLC (“ICG”), pursuant to that certain Nominating Agreement, dated as of May 10, 2017 (the “ICG Nominating Agreement”), between Affinion Holdings and ICG, pursuant to which ICG has the right to nominate one director for election to the board of directors of Affinion Holdings subject to ICG, together with its affiliates, holding at least 8% of the issued and outstanding Common Stock, par value $0.01 per share, of Affinion Holdings (the “Common Stock”) and a second director subject to ICG, together with its affiliates, holding at least 16% of the issued and outstanding Common Stock (in each case, including derivative securities on an as-converted or as-exercised basis).

Mr. Browne is a Managing Director of ICG. ICG, together with its affiliates, beneficially owns 19.9% of Affinion Holdings’ issued and outstanding Common Stock. Such beneficial ownership does not reflect ownership of certain derivative securities that are not exercisable until certain regulatory approvals are received. Mr. Palter is Managing Partner and Chief Investment Officer of EdgeStone Capital Partners, a private capital manager.

Messrs. Camporin and Iaccarino are the nominees of affiliates of Elliott Management Corporation (“Elliott”), pursuant to that certain Nominating Agreement, dated as of May 10, 2017 (the “Elliott Nominating Agreement”), between Affinion Holdings and Elliott, pursuant to which Elliott has the right to nominate one director for election to the board of directors of Affinion Holdings subject to Elliott, together with its affiliates, holding at least 8% of the issued and outstanding Common Stock and a second director subject to Elliott, together with its affiliates, holding at least 16% of the issued and outstanding Common Stock (in each case, including derivative securities on an as-converted or as-exercised basis).

Mr. Camporin is an Associate Portfolio Manager of Elliott. Elliott, together with its affiliates, owns 17.2% of Affinion Holdings’ issued and outstanding Common Stock on a fully diluted basis, assuming the exercise of all outstanding Class C Common Stock, Class D Common Stock, Limited Warrants and New Warrants, but without giving effect to options and restricted stock units granted under Affinion Holdings’ management compensation and incentive plans, without regard to regulatory restrictions. Mr. Iaccarino is Chairman and Chief Executive Offer of Infogroup, a data, analytics and marketing services provider, and is the former Chief Executive Officer of Epsilon, a data driven marketing company.

In accordance with the Shareholders Agreement, Messrs. Browne, Palter, Camporin and Iaccarino, as non-employee directors, are entitled to receive cash compensation in an amount equal to $100,000 per year and equity compensation in an amount equal to $70,000 per year. In addition, Mr. Palter is entitled to an additional $50,000 in cash compensation per year, payable in equal quarterly installments, for serving as chairperson of the board of directors of Affinion Holdings. Messrs. Browne and Iaccarino are also entitled to an additional $30,000 in cash compensation per year for serving on the audit committee of the board of directors of Affinion Holdings. However, pursuant to ICG policy, Mr. Browne will not receive these benefits personally, but rather any compensation will be paid to Metro SPV LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: July 20, 2017	By:	/s/ Gregory S. Miller
Name: Gregory S. Miller
Title: Executive Vice President and Chief Financial Officer

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